                                                                    EXHIBIT 4.41

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

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                        XM SATELLITE RADIO HOLDINGS INC.

                          COMMON STOCK PURCHASE WARRANT
--------------------------------------------------------------------------------

                This certifies that, for good and valuable consideration, XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), grants to Boeing Satellite Systems International, Inc., a Delaware corporation with its principal offices located at 2260 E. Imperial Highway, El Segundo, California 90245 ("BSSI" or "Warrantholder"), the right to subscribe for and purchase from the Company shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), subject to the terms, conditions and adjustments herein set forth.

                Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 11.

        Certificate No.__

        Name of Initial Warrantholder: Boeing Satellite Systems International, Inc.

        Number of Shares: 500,000

1.      Number of Warrant Shares; Exercise Price.

        Subject to terms, conditions and adjustments as set forth in Section 7.1 and elsewhere herein, the Warrantholder shall have the right, in respect of this Warrant, to purchase 500,000 shares of Common Stock (the "Warrant Shares") at a purchase price per share of $13.76 (the "Exercise Price"), which Exercise Price equals the average closing price on the NASDAQ National Market of the Common Stock, for the five (5) Business Days prior to XM-4 EDC.

2. Duration and Exercise Of Warrant; Limitations on Exercise; Payment of Taxes; Net Exercise.

                2.1 Exercisability of Warrant. The right to exercise this Warrant shall vest and the Warrant shall be fully exercisable by Warrantholder on January 31, 2005 (the "Effective Date"), provided that Contractor shall (i) have fulfilled its payment deferral obligations as set forth in Article 5.9 of the Satellite Contract and (ii) be in compliance with all material obligations applicable to Contractor under the Satellite Contract through January 31, 2005.

                2.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, in respect of any Warrant Shares at any time on or after the Effective Date and prior to the Expiration Date by the Warrantholder by:

                        (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                        (b) the delivery of payment to the Company, for the account of the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form, payable (i) in lawful money of the United States of America in cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request or (ii) in shares of common stock of the Company or by the surrender of warrants or other securities of the Company having a net value, at the time of the surrender, equal to the Exercise Price.

                                The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

                2.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon
                        (i) if the Warrant Shares to be received upon exercise of this Warrant have not been registered under the Securities Act, delivery to the Company of a written certification in substantially the form of the certification attached hereto as Exhibit B, or, at the Warrantholder's election, the delivery to the Company of an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, that the proposed exercise of this Warrant may be effected without registration under the Securities Act, and (ii) receipt of approval of any applicable Governmental Authority of the proposed exercise, including, but not limited to, any approval required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or from the FCC (including if such exercise would result in any change of control). The cost of such approvals, certificate, or legal opinion, if required, shall be borne by the Company. In the event that the FCC shall object to the proposed exercise of the Warrant, then the Company, at its expense, shall be solely responsible for taking any and all action required to obtain FCC approval to permit such exercise as promptly as practicable.

                2.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new warrant evidencing the rights to purchase the remaining Warrant Shares, which new warrant shall in all other respects be identical with this Warrant.

                2.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

3.      Restrictions on Transfer; Divisibility of Warrant; Restrictive Legends.

        3.1 (a) This Warrant may not be transferred by the Warrantholder, except with the written consent of the Company; provided, such consent shall not be unreasonably withheld; and provided that the Warrantholder may transfer to The Boeing Company ("Boeing") or any wholly-owned subsidiary of Boeing without the prior written consent of the Company; provided further that prior to the Effective Date, the benefits of ownership shall remain within the Integrated Defense Systems business unit, or its successor, of Boeing; and upon the written request of the Company, Boeing shall evidence such ownership by written statement.

                (b) Subject to the provisions of this Section, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a partial exercise or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. The term "Warrant" as used herein shall be deemed to include any Warrants issued in substitution or exchange for this Warrant in accordance with the terms and conditions herein set forth.

                3.2     Restrictive Legends.

                        (a) Except as otherwise permitted by this Section, this Warrant shall (and each Warrant issued in substitution for any Warrant pursuant to Section 5 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                                THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR

                                OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                        (b) Except as otherwise permitted by this Section, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                        (c)     Notwithstanding paragraphs (a) and (b) of this
                                Section 3.2, the Warrantholder may require the Company to issue to the Warrantholder a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) the resale of such Warrant or such Warrant Shares, as the case may be, has been registered under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to the resale of such Warrant or such Warrant Shares, as the case may be.

4.      Reservation and Registration of Shares, Etc.

The Company covenants and agrees as follows:

                        (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes and Liens, with respect to the issue thereof; and

                        (b) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price; and

                        (c) from and after the Effective Date, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrants, the number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                        (d) At any time during the Registration Rights Period, at the request of the Warrantholder, the Company shall prepare and file, as soon as reasonably practicable thereafter, a Registration Statement for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Warrant Shares (the "Shelf Registration"). The Shelf Registration shall be on a Form S-3 or another appropriate form (unless the Warrantholder reasonably requests a specific form) permitting registration of such Warrant Shares for resale by the Warrantholder in a non-underwritten sale.

                        (e) The Company shall use reasonable efforts to cause the Shelf Registration to become effective under the Securities Act as soon as reasonably practicable following the date of filing. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating prospectuses through post-effective amendments or otherwise, the Company shall use reasonable efforts to keep the Shelf Registration continuously effective until the earlier of (i) the date on which all of the Warrant Shares registered thereunder from time to time are sold or (ii) the date that the Warrantholder's Warrant Shares are eligible for immediate sale to the public under Rule 144 under the Securities Act.

                        (f)     [INTENTIONALLY OMITTED]

                        (g)     [INTENTIONALLY OMITTED]

                        (h)     [INTENTIONALLY OMITTED]

                        (i) The Company or Persons other than the Warrantholder shall pay any and all registration expenses incident to the filing of each Registration Statement or otherwise incident to the performance by the Company of or its compliance with, its obligations under this
                                Section 4. The Warrantholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Warrant Shares included in such Registration Statement and the fees of any counsel retained by the Warrantholder in connection therewith.

                        (j) In connection with any Shelf Registration and the Registration Statement effecting such registration, the Company hereby covenants and agrees that it shall:

                                (i) take such action as may be necessary so that: (A) such Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (B) such Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) any prospectus forming part of such Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                (ii) notify the Warrantholder as promptly as practicable in any of the following circumstances: (A) at any time when a prospectus relating to the Warrant Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Warrantholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (B) when such Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (C) of any request by the Commission for amendment or supplements to such Registration Statement or the prospectus included therein or for additional information;
                                (D) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale (including the Warrant Shares) in any jurisdiction or the initiation of any proceeding for such purpose;

                                (iii) use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

                                (iv) use its best efforts to comply with the requirements of any applicable blue sky laws of such jurisdictions as the Warrantholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Warrantholder to consummate the disposition in such jurisdictions of the Warrant Shares (provided, however, that the Company will not be required to: (A) qualify generally do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdictions, or (C) consent to general service of process in any such jurisdiction);

                                (v) cause the Warrant Shares included in such Registration Statement to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted; and

                                (vi) cooperate with the Warrantholder to facilitate the timely preparation and delivery of certificates representing the Warrant Shares to be sold pursuant to such Registration

                                Statement free of any restrictive legend and registered in such names as the Warrantholder may request in connection with the sale of the Warrant Shares pursuant to such Registration Statement.

                                The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(j)(ii) hereof, the Warrantholder will immediately discontinue disposition of the Warrant Shares pursuant to a Registration Statement until the Warrantholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(j)(ii), hereof, and, if so directed by the Company, the Warrantholder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Warrantholder's possession, of the prospectus covering the Warrant Shares current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of the Warrant Shares pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Section 4 by the number of days during the period from and including the date of the giving of such notice to and including the date when the Warrantholder shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

                        (k)     [INTENTIONALLY OMITTED]

                        (l)     Notwithstanding anything to the contrary in this
                                Section 4, the Company may, from time to time and at any time, subject to Section 4(m) herein, delay filing or effectiveness of the Registration Statement or direct the Warrantholder to suspend sales of the Warrant Shares registered thereunder, as provided herein, in the event of the consummation of, or negotiations relating to, a material corporate transaction (i) that would require additional disclosure of material information by the Company in such Registration Statement (or such filings), (ii) as to which the Company has a bona fide business purpose for preserving confidentiality and (iii) which renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause such Registration Statement (or such filings) to become effective or to promptly amend or supplement such Registration

                                Statement on a post-effective basis, as
                                applicable (a "Suspension Event").

                        (m) In the case of a Suspension Event, the Company may give notice (a "Suspension Notice") to the Warrantholder to suspend sales of the Warrant Shares so that the Company may correct or update such Registration Statement (or such filings). Each such suspension shall continue only for so long as the Suspension Event or its effect is continuing, and in no event will any such suspension exceed ninety (90) days (or 120 days in any calendar year) or all such suspensions pursuant to this Warrant exceed an aggregate of one hundred-eighty (180) days. The Warrantholder agrees that it will not effect any sales of the Warrant Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to the termination of such Suspension Event. If so directed by the Company, the Warrantholder will deliver to the Company all copies of the prospectus covering the Warrant Shares held by it at the time of receipt of the Suspension Notice. The Warrantholder may recommence effecting sales of the Warrant Shares pursuant to such Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall, in the case of a Suspension Event, be given by the Company not later than five (5) days after the conclusion of any Suspension Event and shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales.

                        (n)(i) The Company shall indemnify, to the extent permitted by law, the Warrantholder, each Person who controls the Warrantholder (within the meaning of Section 15 of the Securities Act or
                                Section 20 of the Exchange Act) and its
                                respective officers, directors, employees, agents and representatives, against all actions, suits, claims, damages, losses, costs, expenses or proceedings (collectively, "Losses") caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the

                                Warrantholder expressly for use therein or by the Warrantholder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Warrantholder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if the Warrantholder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by the Warrantholder after the Company has furnished the Warrantholder with a sufficient number of copies of the same.

                        (ii) In connection with any Registration Statement in which the Warrantholder is participating, the Warrantholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
                                Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by the Warrantholder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that the Warrantholder shall not be liable in any such case to the extent that the Warrantholder has furnished in writing to the Company prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of the Warrantholder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by the Warrantholder upon the sale of the Warrant Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                        (iii) If any Person shall be entitled to indemnity pursuant to this Section 4(n), such indemnified party shall give prompt written notice to the party or parties from which such indemnity is sought of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such proceeding, to assume, at the indemnifying parties' expense, the defense of any such proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any proceeding) shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the indemnified party(ies)' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

                        (iv)    If the indemnification provided for in this
                                Section 4(n) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 4(n) would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses under Section 4(n)(iii), if the indemnification provided for in Section 4(n)(i) or Section 4(n)(ii) was available to such party. The Company and the Warrantholder agree that it would not be just and equitable if contribution pursuant to this Section 4(n)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second sentence of this paragraph. Notwithstanding the provisions of this Section 4(n)(iv), the Warrantholder, as an indemnifying party, shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Warrantholder exceeds the amount of any damages that the Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section

                                11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                        (o) The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Warrantholder may reasonably request, all to the extent required from time to time to enable the Warrantholder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 or 145 under the Securities Act, as such rule may be amended from time to time, or
                                (b) any similar rule or regulation hereafter adopted by the Commission.

                        (p) The Warrantholder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Section 4. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Section 4 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                        (q)(i) If the Warrantholder transfers all of its remaining Warrant Shares, the Warrantholder may also transfer to its transferee all (but not less than all) of the registration rights granted pursuant to Section 4 hereof as an entirety and then held by such Warrantholder; provided, however, that BSSI (or any future direct or indirect transferee of such registration rights as permitted pursuant this
                                Section 4) shall not transfer such registration rights to more than one transferee; and provided further, that no such transfer shall be deemed to obligate the Company to issue notices hereunder to any additional Person, except to the extent the Company shall have received actual notice of such transfer to such Person. At no time shall there be more than one "Warrantholder" for purposes of Section 4 hereof.

                        (ii) Any assignment or transfer of the registration rights set forth herein shall be subject to the assumption by the transferee of the terms and conditions set forth in Section 4 hereof applicable to the transferor, and any proposed transferee shall execute such documents and instruments that the Company may reasonably require to evidence that such transferee is bound by the terms and conditions set forth in Section 4 hereof.

5.      Loss or Destruction of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

6.      Ownership of Warrant.

The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer in accordance with
Section 3.1.

7.      Certain Adjustments

        7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend (on the Common Stock) payable in shares of Common Stock; or
                        (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                (c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities, cash or assets (whether such stock, other securities, cash or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If the Company effects any such consolidation, merger or sale, lease or other transfer, the Company shall ensure that prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (C) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

                (d) Distributions to all holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or cash or other assets or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

                (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to the Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Warrantholder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                (f)     Carryover. Notwithstanding any other provision of this
                        Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 0.10% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.10% or more of the number of shares to be so delivered.

                (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                (h) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 7.1 but not expressly provided for by such provisions, then the Board of Directors of the Company shall in good faith make an appropriate adjustment in the Exercise Price so as to protect the rights of the Warrantholder under this Warrant.

        7.2 Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 7.2.

        7.3 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company at its expense shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of the independent public accountants regularly employed by the Company or a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company's expense) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

        7.4 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or
                                       18
                the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

7.5 Effect of Failure to Notify. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice pursuant to Sections 7.3 and 7.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

8. Reports Under Securities Exchange Act of 1934. With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, at all times when the Warrantholder may need to rely on Rule 144 to sell such securities to the public without registration, to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) furnish to the Warrantholder so long as the Warrantholder owns this Warrant, promptly upon request,
                        (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Warrantholder to sell such securities without registration.

9. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Warrantholder and the Company.

10. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

11.     Definitions.

                As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                Affiliate: with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

                Assignment Form: an instrument of transfer of a warrant in the form annexed hereto as Exhibit C

                Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

                Bylaws: the bylaws of the Company, as the same may be amended and in effect from time to time.

                Certificate of Incorporation: the Restated Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

                Common Stock: the meaning specified on the cover of this Warrant.

                Company: the meaning specified on the cover of this Warrant.

                Contractor: Boeing Satellite Systems International, Inc., as contractor under the Satellite Contract.

                Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

                Exercise Form: a request to exercise this Warrant in respect of some or all of the Warrant Shares in the form annexed hereto as Exhibit A.

                Exercise Price: the meaning specified in Section 1 of this Warrant.

                Expiration Date: July 31, 2008, which date is the fifth anniversary of the XM-4 EDC.

                Fair Market Value: With respect to a share of Common Stock as of a particular date:

                (i) if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 10 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 10 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified by the Chief Financial Officer of the Company; or

                (ii) If the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors of the Company or a duly appointed committee thereof (which determination shall be reasonably described in the written notice given to the Warrantholder); provided, however, that if the Warrantholder reasonably objects to such determination of Fair Market Value by the Board of Directors or a duly appointed committee thereof, then such determination shall at the Company's expense be referred to an unaffiliated investment banking firm of national reputation whose determination shall be final and binding upon the parties.

                For the purposes of clause (i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act.

                FCC: the Federal Communications Commission.

                Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

                Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charges, restriction or other security interest of any kind or nature whatsoever.

                Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

                Registration Rights Period: the period of time commencing on the Effective Date and ending on the date that all of the Warrantholder's Warrant Shares are eligible for immediate sale (of all the Warrant Shares) to the public under Rule 144 under the Securities Act.

                Registration Statement: a registration statement filed with the Commission pursuant to the Securities Act.

                Requirement of Law: as to any Person, any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

                Rule 144: the meaning specified in Section 8 of this Warrant.

                Satellite Contract: the Satellite Purchase Contract for In-Orbit Delivery effective March 23, 1998 as amended, assigned, restated, superseded and/or supplemented from time to time and in effect through and including the date hereof (including the amendment made on July 31, 2003 (the "July 2003 Amendment") by and between the Company and BSSI.

                SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                Warrant Shares: the meaning specified on the cover of this Warrant.

                Warrantholder: BSSI (for so long as BSSI holds any interest in the Warrant) and any transferee or transferees of BSSI's rights in the Warrant in accordance with Section 3 hereof (for so long as such transferee holds such rights).

                XM-4 EDC: the Effective Date of the July 2003 Amendment to the Satellite Contract, i.e., July 31, 2003.

12. No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all time in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental

        Authority which may be necessary in connection with the exercise of this Warrant.

13.     Miscellaneous.

        13.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

        13.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, permitted successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective heirs, legal representatives, permitted successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

        13.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        13.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        13.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

        13.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile on a Business Day with receipt confirmed or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                if to the Company, addressed to:

        XM Satellite Radio Holdings Inc.
        1500 Eckington Place, N.E.
        Washington, D.C. 20002
        Attention: Chief Financial Officer

                if to the Warrantholder, addressed to:

        Boeing Satellite Systems International, Inc.
        2260 E. Imperial Highway,
        El Segundo, California 90245.
        Attention:
        Fax:
        Telephone:

        with a copy to

        The Boeing Company
        100 North Riverside
        Chicago, Illinois 60606-1596
        Attention: General Counsel
        Fax: 312.544.2829

        Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

13.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

13.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State, except that all matters relating to issuances of stock shall be governed by Delaware General Corporation Law.

13.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

13.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

                (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;
                        (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification, except where the failure to qualify would not, individually or in the aggregate, result in a material adverse effect on the business, operations, affairs, assets, liabilities, financial condition or properties of the Company and its subsidiaries, taken as a whole.

                (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

                (c) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

                (d) Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       XM SATELLITE RADIO HOLDINGS INC.

                                       By: Joseph J. Euteneuer


                                             /s/ Joseph J. Euteneuer
                                           -----------------------------------
                                           Joseph J. Euteneuer
                                           Executive Vice President and Chief
                                           Financial Officer

                                    Dated:  As of July 31, 2003

                Attest:

By: Joseph M. Titlebaum


      /s/ Joseph M. Titlebaum
    ------------------------------------
    Joseph M. Titlebaum
    Executive Vice President, General Counsel
      and Secretary

                                    Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

                The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of XM Satellite Radio Holdings Inc. in the amount of $__________, which amount includes payment of the par value for the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is
___________________________________.

                  Dated:______________

                                        Signature
                                                  ------------------------------

                                                  ------------------------------
                                                  (Print Name)

                                                  ------------------------------
                                                  (Street Address)

                                                  ------------------------------
                                                  (City)  (State)  (Zip Code)

Signed in the Presence of:
--------------------------------------------------------------------------------

                                    Exhibit B

                               CERTIFICATION FORM

                The undersigned hereby certifies to XM Satellite Radio Holdings Inc. that he, she or it is:

     a. an "accredited investor" as that term is defined in Regulation D promulgated pursuant to the Securities Act or any successor regulation, as such provisions may be in effect on the date hereof, and is an "accredited investor" pursuant to Rule 501 of such provision; and

     b. is knowledgeable, sophisticated and experienced in business and financial matters and in securities similar to the Common Stock; is aware of the limitation on the transfer of the Common Stock; is aware of the limitation on the transfer of the Common Stock imposed by applicable securities laws and any limitations on transfer imposed by contracts with the Company or others; and has had access to, or been furnished with, all information about the Common Stock and the Company deemed necessary to conclude that he, she or it has the ability to bear the economic risk of the investment in the Common Stock and to afford the complete loss of such investment.

                IN WITNESS WHEROF, the undersigned has executed this CERTIFICATION this ___ day of ____________, ____.

                                        Signature
                                                 ------------------------------

                                                 ------------------------------
                                                 (Print Name)

                                                 ------------------------------
                                                 (Street Address)

                                                 ------------------------------
                                                 (City)  (State)  (Zip Code)

Signed in the Presence of:
--------------------------------------------------------------------------------

                                    Exhibit C

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

        For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of XM Satellite Radio Holdings Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and authorizes XM Satellite Radio Holdings Inc., or any of its officers, to make such transfer on the books of XM Satellite Radio Holdings Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by XM Satellite Radio Holdings Inc.



         Dated:______________


         Signature
                  ------------------------------


         ---------------------------------------
         (Print Name)


         ---------------------------------------
         (Street Address)


         ----------------------------------------
         (City) (State) (Zip Code)


         Signed in the Presence of:



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